UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte North Carolina (Address of principal executive offices)	28208 (Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patrick Kivits as Chief Executive Officer

On June 13, 2024, Sealed Air Corporation (the “Company”) announced that its Board of Directors (the “Board”) has appointed Patrick Kivits as its Chief Executive Officer and a member of the Board effective July 1, 2024 (or such other date as the Company and Mr. Kivits mutually agree) (the “Start Date”).

Mr. Kivits, age 56, has served as President, Corrugated Packaging of WestRock Company (NYSE: WRK) (“WestRock”) since August 2022. He previously served as WestRock’s President, Consumer Packaging from June 2021 until August 2022, as President, Multi Packaging Solutions from August 2020 until June 2021, and as Executive Vice President Operations North America for Multi Packaging Solutions from November 2019 until August 2020.  Prior to joining WestRock, Mr. Kivits spent 20 years in the specialty chemical industry, working for H.B. Fuller and Henkel in adhesives for the packaging industry. Mr. Kivits earned a master’s degree in mechanical process engineering from Eindhoven University of Technology, The Netherlands, and an MBA from Henley Business School in the U.K.

In connection with his appointment, Mr. Kivits entered into an offer letter agreement with the Company on June 7, 2024 (the “Offer Letter”) providing the following compensation arrangements:

•
Annual Compensation. Mr. Kivits will receive an annual base salary of $1,100,000, subject to annual review beginning in 2026.  He will be eligible to receive an annual bonus under the Company’s bonus program for senior executives with a target bonus of 120% of his base salary, prorated for 2024 based on the Start Date.  He will also be eligible for annual grants of long-term incentive awards consistent with awards for other senior executives as determined by the Board’s People & Compensation Committee. The grant date value of the annual awards will be $6,000,000.  He will receive a prorated amount for his 2024 awards (based on the Start Date).  The awards for 2024 and 2025 will be made 50% as time-vesting restricted stock units (“RSUs”) and 50% as performance share units (“PSUs”) granted under the Company’s 2014 Omnibus Incentive Plan.

•
New Hire Compensation.  As an inducement to have Mr. Kivits accept the Company’s offer of employment and recognizing that Mr. Kivits will forfeit certain compensation from his current employer, the Offer Letter provides the following additional compensation on the Start Date:

o
Sign-On Bonus. Mr. Kivits will receive a cash sign-on bonus of $3,500,000 shortly following the Start Date.  Mr. Kivits must repay the sign-on bonus in full if his employment ends within two years after the Start Date for any reason other than termination by the Company without “Cause” or his voluntarily resignation for “Good Reason” (as those terms are defined in the Company’s Executive Severance Plan).

o
Sign-On Equity Award.  Mr. Kivits will receive an RSU award granted on the Start Date with a grant date value equal to $5,600,000.  The RSUs will vest in three substantially equal annual installments beginning on the first anniversary of the Start Date, subject to Mr. Kivits’ continued employment through each vesting date.  The RSUs will include treatment on termination of employment or change in control of the Company consistent with the Company’s standard form of RSU award agreement, except that the RSUs will fully vest if Mr. Kivits’ employment is terminated by the Company without Cause, or if Mr. Kivits resigns for Good Reason, in either case subject to the terms and conditions of the Executive Severance Plan.

•
Other Benefits.  Mr. Kivits will receive other standard retirement and health and welfare benefits under the terms of the Company’s benefit plans as generally applicable to the Company’s senior executives, including the Company’s Executive Severance Plan.  See the Company’s Current Report on Form 8-K filed on June 4, 2024 regarding the CEO level of benefits which will apply to Mr. Kivits under the Executive Severance Plan. Mr. Kivits will be expected to relocate to the Company’s Charlotte, NC headquarters. He will be eligible to receive relocation benefits pursuant to the Company’s relocation policy.

There are no family relationships between Mr. Kivits and the Company’s directors and executive officers, no arrangements or understandings between Mr. Kivits and any other person requiring disclosure under Item 401(b) of Regulation S-K, and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Dustin Semach as President and Chief Financial Officer

Effective on the Start Date, Dustin Semach will cease to hold the title of Interim Co-President and Co-Chief Executive Officer.  He will then serve as the Company’s President and Chief Financial Officer.

In connection with his promotion to President and to further encourage his continued employment with the Company, Mr. Semach entered into a letter agreement with the Company on June 11, 2024 (the “Semach Letter”) providing the following compensation adjustments and retention awards:

•
Annual Compensation Adjustments.  Effective on the Start Date, Mr. Semach’s annual base salary is increased to $850,000 and his target bonus is increased to 100% of his base salary.  In addition, his annual long-term incentive awards will have a target grant date value of $2,000,000.  His actual annual bonus and mix of long-term incentive awards will continue to be determined by the Board’s People & Compensation Committee in accordance with the incentive compensation programs as applicable to other senior executives.

•	Retention Awards. Mr. Semach will receive the following additional retention awards:

o
Cash Retention Bonus.  Mr. Semach will receive a cash retention bonus payable shortly after the Start Date in the gross amount of $1,000,000.  Mr. Semach will be required to repay this amount to the Company if he voluntarily resigns or is terminated by the Company for “Cause” (as defined in the Executive Severance Plan) prior to the first anniversary of the Start Date.

o
RSU Retention Award.  Mr. Semach will be granted an RSU award on or about August 15, 2024 with a grant date value of $1,800,000.  The award will vest 50% on February 15, 2026 and 50% on August 15, 2026, subject to his continued employment through each vesting date.  The RSUs will include treatment on termination of employment or change in control of the Company consistent with the Company’s standard form of RSU award agreement, except that the RSUs will fully vest if Mr. Semach’s employment is terminated by the Company without Cause, or if Mr. Semach resigns for “Good Reason” (as defined in the Executive Severance Plan), in either case subject to the requirements to receive severance under the Executive Severance Plan.

o
Additional RSU Award.  Mr. Semach will be granted an additional RSU award on or about August 15, 2024 with a grant date value of $1,500,000, conditioned on the cancellation of the ESG PSU award previously granted on April 18, 2023.  The RSUs will vest in three substantially equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Semach’s continued employment through each vesting date.  The RSUs will include vesting provisions in case of death, disability, or involuntary termination of employment following a change in control of the Company consistent with the Company’s standard form of RSU award agreement.

Appointment of Emile Chammas as Senior Vice President and Chief Operating Officer

Effective on the Start Date, Emile Chammas will cease to hold the title of Interim Co-President and Co-Chief Executive Officer.  He will then serve as the Company’s Senior Vice President and Chief Operating Officer.

In connection with his role change and to further encourage his continued employment with the Company, Mr. Chammas entered into a letter agreement with the Company on June 11, 2024 (the “Chammas Letter”) providing the following retention awards:

•
Cash Retention Award.  Mr. Chammas will receive a retention bonus in the gross amount of $1,000,000 on the first anniversary of the Start Date if Mr. Chammas remains employed with the Company in good standing through that date.  Mr. Chammas will also receive payment of the cash retention bonus if, before the first anniversary of the Start Date, his employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” (as those terms are defined in the Executive Severance Plan), in either case subject to the requirements to receive severance under of the Executive Severance Plan.  His right to the cash retention bonus will be forfeited in case of any other termination of employment before the first anniversary of the Start Date.

•
RSU Retention Award.  Mr. Chammas will be granted an RSU award on or about August 15, 2024 with a grant date value of $1,000,000, conditioned on the cancellation of the ESG PSU award previously granted on February 21, 2023.  The RSUs will vest in full on the first anniversary of the grant date, subject to his continued employment through the vesting date.  The RSUs will include vesting provisions in case of death, disability, or involuntary termination of employment following a change in control of the Company consistent with the Company’s standard form of RSU award agreement.

The foregoing summaries of the terms and conditions of the Offer Letter, Chammas Letter, and Semach Letter are not a complete discussion of the documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Offer Letter, the Chammas Letter, and the Semach Letter included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are each incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 13, 2024, the Company issued a press release announcing the events described above. The press release, furnished as Exhibit 99.1 to this report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated June 7, 2024, between Patrick Kivits and Sealed Air Corporation.
10.2	Letter agreement, dated June 11, 2024, between Emile Chammas and Sealed Air Corporation.
10.3	Letter agreement, dated June 11, 2024, between Dustin Semach and Sealed Air Corporation.
99.1	Press Release issued by Sealed Air Corporation, dated June 13, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Angel S. Willis
	Name:	Angel S. Willis
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)
Date: June 13, 2024